CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust II of our reports dated July 23, 2025, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia Funds Series Trust II’s Certified Shareholder Reports on Form N-CSR for the year ended May 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota September 23, 2025

Appendix A

Fund Name

Columbia Dividend Opportunity Fund

Columbia High Yield Bond Fund

Columbia Intrinsic Value Fund (formerly known as Columbia Large Cap Value Fund)

Columbia Quality Income Fund

Columbia Seligman Technology and Information Fund

Columbia Select Large Cap Value Fund

Columbia Select Small Cap Value Fund

Columbia Commodity Strategy Fund

Columbia Flexible Capital Income Fund

Multi-Manager Value Strategies Fund

Columbia Mortgage Opportunities Fund